UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 31, 2011

GREEN ENERGY LIVE, INC.

(Exact name of registrant as specified in Charter)

Nevada	333-148661	33-1155965
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

111 Hekili Street #A-1843

Kailua, HI 96734

(Address of Principal Executive Offices)

(800) 557-9572

(Registrants Telephone number, including area code)

1740 44th Street, Suite 5-230

Wyoming, MI 49519-6443

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Information

On February 23, 2011, the Board of Directors of Green Energy Live, Inc. (the “Company”) filed a Form 15 with the Securities and Exchange Commission (“SEC”) voluntarily suspending its reporting obligations with the SEC.  As a result of this action, the common stock of the Company is no longer traded on the OTC Bulletin Board.  The Company continues to trade on the OTC Markets.

On October 6, 2010, the Company filed a Form 8K reporting non-reliance on certain of its previously filed financial statements.  The Company has committed to revise and refile those financial statements and quarterly and annual reports affected.

The Company is actively seeking debt or equity financing to funds it operations, including retiring debt to allow it to continue its business development.  Once adequate financing has been secured, the Company will complete the revisions and re-audit of erroneous financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GREEN ENERGY LIVE, INC.

Dated: March 31, 2011	By:	/s/ Richelle Kim
Richelle Kim
President, Chief Executive Officer